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                                                                     EXHIBIT 4.6

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                           REDEEMABLE PREFERRED STOCK

                                       OF

                         SOLO CUP INVESTMENT CORPORATION

          Solo Cup Investment Corporation (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies, pursuant to Section 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the "BOARD") on February 27, 2004:

          WHEREAS, the Company's Certificate of Incorporation, as amended, including any amendment or supplement thereto (including any Certificate of Amendment or Certificate of Designations) (the "CERTIFICATE OF INCORPORATION"), authorizes five hundred thousand (500,000) shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK"), issuable from time to time in one or more series; and

          WHEREAS, the Certificate of Incorporation authorizes the Board to establish and fix the number of shares to be included in any series of Preferred Stock and the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of such series;

          NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock with the powers, designations, preferences, rights, qualifications, limitations and restrictions as provided herein is hereby authorized and established as follows:

          Section 1.    NUMBER; DESIGNATION; RANK.

          (a) This series of Preferred Stock is designated as the "Redeemable Preferred Stock" (the "REDEEMABLE PREFERRED STOCK"). The number of shares constituting the Redeemable Preferred Stock is 255,000 shares, par value $0.01 per share.

          (b) The Redeemable Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, PARI PASSU in preference and priority with the Convertible Participating Preferred Stock and senior in preference and priority to the Common Stock (each as defined in Section 9 hereof) of the Company, and each other class or series of Equity Security (as defined in Section 9 hereof) of the Company the terms of which do not expressly provide that it ranks senior in preference or priority to, or on parity with, the Redeemable Preferred Stock with respect to dividend rights or rights upon liquidation,

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dissolution or winding up of the Company (collectively with the Common Stock, the "JUNIOR SECURITIES");

          Section 2.    DIVIDENDS.

          (a) Each holder of issued and outstanding Redeemable Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds of the Company legally available therefor, for each share of Redeemable Preferred Stock, dividends at a rate per annum equal to 10% of the Liquidation Preference (as defined in Section 3(a) below) (the "REGULAR DIVIDENDS").

          (b) Subject to Section 2(a) above, Regular Dividends are payable semi-annually in arrears on the last day of each June and December, or, if such date is not a Business Day, the succeeding Business Day (each such day, a "REGULAR DIVIDEND PAYMENT DATE"). The amount of Regular Dividends payable for each full semi-annual dividend period will be computed by dividing the annual rate by two and, in the case of the initial dividend period, on the basis of a three hundred sixty (360) day year consisting of twelve thirty (30) day months and the actual number of days elapsed for any period less than one month. Regular Dividends that are not paid will cumulate and compound semi-annually to the extent not paid. Regular Dividends shall accrue ratably on a daily basis from the date of issuance until each Regular Dividend Payment Date based on a three hundred sixty (360) day year consisting of twelve thirty (30) day months. Any Regular Dividends that are declared will be paid to the holders of record of Redeemable Preferred Stock as they appear in the records of the Company at the close of business on the fifteenth (15th) day of the calendar month in which the applicable Regular Dividend Payment Date falls or on such other date designated by the Board for the payment of Regular Dividends that is not more than sixty
(60) days or less than ten (10) days prior to such Regular Dividend Payment Date. Any payment of a Regular Dividend will first be credited against the earliest cumulated but unpaid Regular Dividend due with respect to such share that remains payable.

          (c) Regular Dividends are payable only in cash. Regular Dividends will accrue and cumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of Regular Dividends and whether or not Regular Dividends are declared.

          (d) So long as any share of Redeemable Preferred Stock is outstanding, no dividend may be declared or paid or set aside for payment or other distribution declared or made upon any Junior Securities of any kind (other than dividends payable solely in the form of Common Stock to all holders of Common Stock and Participating Dividends payable solely in the form of Common Stock to all holders of Convertible Participating Preferred Stock), nor may any Junior Securities of any kind be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Company (except solely by conversion into or exchange for Junior Securities), unless, in each case, full cumulative and accrued and unpaid Regular Dividends on all shares of Redeemable Preferred Stock have been or are contemporaneously declared and paid; PROVIDED, that this Section 2(d) shall not restrict the redemption, repurchase or acquisition for value of Junior Securities (i) from employees or former employees of the Company or its Subsidiaries in connection with or following a termination of

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such employee's employment with the Company or its Subsidiaries (whether by reason of death, disability, retirement or otherwise) so long as all such redemptions, repurchases and acquisitions do not exceed $3,000,000 in the aggregate in any fiscal year; provided further that the Company or its Subsidiaries may carry over and so utilize in subsequent fiscal years (A) the portion of such $3,000,000 not utilized in any prior year and (B) the aggregate cash purchase price paid for Junior Securities that are sold, transferred or reissued for value by the Company or its Subsidiaries to another employee thereof within the prior fiscal year, so long as the aggregate amount so utilized in any fiscal year, including the $3,000,000 otherwise available during such year, does not exceed $10,000,000 or (ii) pursuant to Section 5 hereof.

          (e) Prior to declaring any dividend or making any distribution on or with respect to the shares of Redeemable Preferred Stock, the Company shall take all actions necessary or advisable under the DGCL to permit the payment of Regular Dividends to the holders of Redeemable Preferred Stock. Holders of Redeemable Preferred Stock are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Regular Dividends provided for in this Section 2.

          Section 3.    LIQUIDATION PREFERENCE.

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (a "LIQUIDATION"), each share of Redeemable Preferred Stock entitles the holder thereof to receive and to be paid out of the assets of the Company available for distribution, before any distribution or payment may be made to a holder of any Junior Securities, an amount in cash per share equal to the sum of (A) $1,000 per share (the "ORIGINAL ISSUE PRICE") plus (B) all unpaid cumulated and accrued Regular Dividends on such share of Redeemable Preferred Stock, in each case as adjusted for any stock dividends, splits, combinations and similar events (the "LIQUIDATION PREFERENCE").

          (b) After payment to the holders of Redeemable Preferred Stock of the full Liquidation Preference to which they are entitled, the holders of Redeemable Preferred Stock, in such capacity, will have no right or claim to any of the assets of the Company.

          (c) The value of any property not consisting of cash that is distributed by the Company to the holders of the Redeemable Preferred Stock will equal the Fair Market Value (as defined in Section 9 hereof) thereof.

          Section 4.    VOTING RIGHTS; BOARD OF DIRECTORS REPRESENTATION.

          (a) The holders of Redeemable Preferred Stock shall have no voting rights either general or special except as otherwise required by law and as hereinafter provided in this Section 4.

          (b) At any time when no shares of Convertible Participating Preferred Stock are outstanding and so long as any shares of Redeemable Preferred Stock are outstanding, and except as otherwise provided by law, none of the Company and its Subsidiaries may take any of the following actions without the prior vote or written consent of holders representing at least a majority of the then outstanding shares of Redeemable Preferred Stock, voting together as a

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separate class; PROVIDED, that no such approval shall be required in connection with any such action that solely is taken to finance a redemption (or is reasonably necessary to facilitate a redemption or is reasonably required as a result of the redemption or such other actions) of all or a portion of the Redeemable Preferred Stock pursuant to Section 5 hereof:

               (i) the incurrence of indebtedness for borrowed money (including through the issuance of debt securities or the guarantee of indebtedness of another Person), other than Permitted Indebtedness, in excess of $30 million in the aggregate since February 27, 2004;

               (ii) other than under the Debt Instruments and as permitted under the Debt Instruments, creating, incurring, assuming or suffering to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for (a) Liens incurred under the Debt Instruments and Liens in existence on the date hereof listed on Schedule 5.08(b) to the Credit Agreement (as defined in Section 9 hereof) and any renewals, modifications, replacements or extensions thereof, provided that such Liens do not extend to any additional property and the renewal, refinancing, refunding or extension of the obligations secured or benefited by such Liens is permitted by the Debt Instruments, (b) easements (including, without limitation, reciprocal easement agreements and utility easements), rights-of-way, restrictions (including zoning restrictions), covenants, conditions, encroachments, variations, subdivisions, minor defects or irregularities in title and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, (c) (i) carrier's, warehousemen's, processor's, landlord's, suppliers', mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or (ii) Liens for taxes, assessments or governmental charges or levies not yet due or, in each case, that are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP, and (d) Liens not otherwise permitted hereunder, so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate Fair Market Value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Company and all Subsidiaries) $40 million at any one time;

               (iii) entering into or suffering to exist any agreement that prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than under the Debt Instruments and as permitted under the Debt Instruments;

               (iv) entering into any transaction with an Affiliate of the Company (including, without limitation, the purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement); PROVIDED, HOWEVER, that this provision shall not prohibit any employment

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     and benefit arrangements in effect on the Closing Date that are not in violation of Section 6.10 of the Preferred Stock Purchase Agreement and were disclosed to VCP in writing prior to the Closing Date, together with such future increases as are in the ordinary course and (1)(A) consistent with arrangements with employees generally, who are not Affiliates and otherwise are similarly situated or (B) approved by the Board, including at least one Convertible Participating Preferred Stock Director (as defined in
     Section 9 hereof) or Redeemable Preferred Stock Director (as defined below), or (2) not in violation of Section 6.10 of the Preferred Stock Purchase Agreement; PROVIDED FURTHER, HOWEVER, that this provision shall not prohibit the payment to Solo Family Members of compensation (whether in the form of salary, bonus, reimbursement of personal expenses, or otherwise) in accordance with Section 6.10 of the Preferred Stock Purchase Agreement; PROVIDED, HOWEVER, that no Affiliate shall be appointed an officer of the Company after the date hereof unless such appointment shall have been approved by the Board, including at least one Convertible Participating Preferred Stock Director or Redeemable Preferred Stock Director (other than any reappointment of an officer serving in such capacity prior to the Closing Date and disclosed to VCP in writing prior to the Closing Date);

               (v) any amendment, repeal or alteration of the Company's Certificate of Incorporation or Bylaws if such amendment, repeal or alteration would adversely alter or change the rights, preferences or privileges of the Redeemable Preferred Stock or the Common Stock;

               (vi) any amendment, alteration or change to the powers, designations, preferences, rights, privileges, qualifications, limitations or restrictions of the Redeemable Preferred Stock (including by way of merger, consolidation or otherwise);

               (vii)  any reclassification of Common Stock;

               (viii) declaring or paying any dividend or other distribution (other than (A) dividends payable solely in the form of Common Stock to all holders of Common Stock and Participating Dividends solely in the form of Common Stock to all holders of Convertible Participating Preferred Stock and (B) distributions or dividends pursuant to Section 5 hereof) on, or make any payment on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Securities (other than in connection with a redemption of all or a portion of the Redeemable Preferred Stock in accordance with Section 5 hereof), whether now or hereafter outstanding, other than the redemption, repurchase or acquisition for value of Junior Securities from employees or former employees of the Company or its Subsidiaries in connection with or following a termination of such employee's employment with the Company or its Subsidiaries (whether by reason of death, disability, retirement or otherwise) so long as all such redemptions, repurchases and acquisitions do not exceed $3,000,000 in the aggregate in any fiscal year; PROVIDED FURTHER that the Company or its Subsidiaries may carry over and so utilize in subsequent fiscal years (i) the portion of such $3,000,000 not utilized in any prior year and (ii) the aggregate cash purchase price paid for Junior Securities that are sold, transferred or reissued for value by the Company or its Subsidiaries to another employee thereof within the prior fiscal year, so long as the aggregate amount so utilized in any fiscal year,

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     including the $3,000,000 otherwise available during such year, does not exceed $10,000,000;

               (ix) any authorization, creation (by way of reclassification or otherwise) or issuance of any capital stock or Equity Securities of the Company or any of its Subsidiaries other than (a) in accordance with the terms of stock option plans of the Company approved by the Board in accordance with the Certificate of Incorporation and the Bylaws (1) prior to the date hereof or (2) after the date hereof (but prior to the utilization of the exception set forth in the proviso to this clause (ix) and in accordance with this clause (ix)(a)(2)), (b) the shares of Common Stock issued upon the exercise, conversion or exchange of such Equity Securities and (c) dividends payable in shares of Common Stock or Redeemable Preferred stock upon conversion of all or a portion of the Convertible Participating Preferred Stock in accordance with Section 6 of the Convertible Participating Preferred Stock Certificate of Designations; PROVIDED, HOWEVER, that the affirmative vote of at least a majority of the then outstanding shares of Redeemable Preferred Stock, voting together as a separate class, shall not be required in connection with any such actions reasonably taken by the Company solely to satisfy its obligations under
     Section 3.6 of the Stockholders Agreement in connection with an IPO requested pursuant to Section 3.6 of the Stockholders Agreement (or actions reasonably necessary to facilitate such IPO or reasonably required as a result of such IPO or such other actions);

          (c) In the event there are no longer any Convertible Participating Preferred Stock Directors serving on the Board, the holders of Redeemable Preferred Stock, voting together as a separate class, are entitled to elect two directors to the Board (each, a "REDEEMABLE PREFERRED STOCK DIRECTOR") at a special or annual meeting of stockholders of the Company called for the purpose of electing directors or at any special meeting of the holders of Redeemable Preferred Stock or by written consent; in each case, by the vote or written consent of a majority of such holders.

          (d) At any time when no shares of Convertible Participating Preferred Stock are outstanding and (i) an Event of Default (as defined in Section 9 hereof) occurs and the lenders under the applicable Debt Instrument accelerate the indebtedness thereunder, (ii) the outstanding shares of Redeemable Preferred Stock that are required to be redeemed or repurchased are not legally permitted to be redeemed or repurchased on the applicable Redemption Date as required by
Section 5(a), 5(b) or 5(f) hereof, (iii) the Company does not perform its payment obligations under Section 5(a), 5(b) or 5(f) hereof or does not pay dividends declared by the Board and otherwise payable as provided in this Certificate of Designations and the Certificate of Incorporation, (iv) the Company Substantially Underperforms or (v) the Company does not redeem all Redemption Securities owned by VCP and its Affiliates pursuant to Section 5(c) hereof prior to the last date on which it may do so pursuant to Section 6(c)(iv) of the Convertible Participating Preferred Stock Certificate of Designations, then the number of directors constituting the entire Board will be increased to a number so that after the newly created vacancies are filled by the holders of the Redeemable Preferred Stock as provided in the next succeeding sentence, such number of Additional Redeemable Preferred Stock Directors (as defined below), together with the Redeemable Preferred Stock Directors, will constitute a majority of the entire Board (and shall include the Chairman of the Board). The holders

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representing a majority of the outstanding shares of Redeemable Preferred Stock, voting together as a separate class, will be entitled to elect such number of directors (the "ADDITIONAL REDEEMABLE PREFERRED STOCK DIRECTORS") to the Board necessary to fill the vacancies created pursuant to the preceding sentence, at a special or annual meeting of stockholders of the Company called for the purpose of electing directors or at any special meeting of the holders of Redeemable Preferred Stock or by written consent.

          (e) Only the holders of Redeemable Preferred Stock, voting together as a separate class, are entitled to fill any vacancy caused by the resignation, death or removal of a Redeemable Preferred Stock Director or Additional Redeemable Preferred Stock Director, and only the holders of Redeemable Preferred Stock are entitled to remove from office a Redeemable Preferred Stock Director or Additional Redeemable Preferred Stock Director without Cause.

          Section 5.    REDEMPTION.

          Each share of Redeemable Preferred Stock is redeemable as provided in this Section 5.

          (a) MANDATORY REDEMPTION. On the eleventh anniversary of the Original Issuance Date (the "MANDATORY REDEMPTION DATE"), if any shares of the Redeemable Preferred Stock shall be outstanding, to the extent the Company shall have funds legally available for such payment, the Company shall redeem all outstanding shares of Redeemable Preferred Stock at a price, payable in cash, equal to the Liquidation Preference set forth in Section 3(a) hereof (such amount, the "MANDATORY REDEMPTION PRICE"). To the extent such funds are not legally available on the Mandatory Redemption Date, the Company shall use its reasonable best efforts to redeem the outstanding shares of Redeemable Preferred Stock as promptly as practicable and shall redeem as many shares of Redeemable Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds legally available therefor, redeem as many shares of Redeemable Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Redeemable Preferred Stock.

          (b) CALL REDEMPTION. Upon the occurrence of (A) a Change of Control or
(B) a Bankruptcy Event, the Company shall offer to redeem all outstanding shares of Redeemable Preferred Stock (a "CHANGE OF CONTROL REDEMPTION" or a "BANKRUPTCY REDEMPTION", as applicable), at a price, payable in cash, equal to the Liquidation Preference of such shares as set forth in Section 3(a) hereof (such amount, the "CALL REDEMPTION PRICE"). To the extent such funds are not legally available to redeem such shares of Redeemable Preferred Stock, to the extent the offer is accepted, on the Redemption Date, the Company shall use its reasonable best efforts to redeem such shares as promptly as practicable and shall redeem as many shares of Redeemable Preferred Stock as it may legally redeem, ratably from the holders thereof who have accepted the Company's offer in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds legally available therefor, redeem as many shares of Redeemable Preferred Stock from such holders who have accepted the offer as it legally may until it has redeemed such shares of Redeemable Preferred Stock. A Change of Control shall not be consummated unless all shares of Redeemable Preferred Stock tendered for

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purchase pursuant to the Change of Control Redemption have been redeemed in accordance with the provisions hereof.

          (c) OPTIONAL CONTINGENT REDEMPTION; OPTIONAL REDEMPTION.

               (i) The Optional Contingent Redemption provisions applicable to the Redeemable Preferred Stock are set forth in Section 6(c) of the Convertible Participating Preferred Stock Certificate of Designations and are hereby incorporated herein by this reference (including any defined terms used therein) as if such terms were set forth herein MUTATIS MUTANDIS.

               (ii) Anything to the contrary herein notwithstanding, the Company, at its option and election, or its designee, may redeem at any time or from time to time, in whole or in part, the outstanding shares of Redeemable Preferred Stock (the "OPTIONAL REDEMPTION") at a price payable in cash equal to the Liquidation Preference of such shares (the "OPTIONAL REDEMPTION PRICE").

          (d) REDEMPTION UPON AN IPO. The redemption provisions upon an IPO applicable to the Redeemable Preferred Stock are set forth are set forth in
Section 6(d) of the Convertible Participating Preferred Stock Certificate of Designations and are hereby incorporated by reference herein by this reference (including any defined terms used therein) as if such terms were set forth herein MUTATIS MUTANDIS.

          (e) NOTICE OF BANKRUPTCY REDEMPTION, CHANGE OF CONTROL REDEMPTION, MANDATORY REDEMPTION, OPTIONAL CONTINGENT REDEMPTION OR IPO REDEMPTION. Notice of any Bankruptcy Redemption, Change of Control Redemption, Mandatory Redemption, Optional Contingent Redemption or IPO Redemption of shares of, as applicable, Redeemable Preferred Stock or Redemption Securities, specifying the time and place of redemption and the applicable Redemption Price (in each case, a "REDEMPTION NOTICE"), shall be sent by courier to each holder, as applicable, of Redeemable Preferred Stock or Redemption Securities, to be redeemed, at the address for such holder shown on the Company's records, (i) within ninety (90) days following the occurrence of a Bankruptcy Event, in the case of a Bankruptcy Redemption or (ii) not more than ninety (90) nor less than thirty (30) days prior to (w) the Mandatory Redemption Date, (x) an Optional Contingent Redemption Date, (y) an IPO Redemption Date or (z) a Change of Control Redemption Date, in each such case. If, in the case of a Bankruptcy Redemption, a Change of Control Redemption or an Optional Contingent Redemption, less than all the shares of, as applicable, Redeemable Preferred Stock or Redemption Securities, then owned by such holder are to be redeemed, the Redemption Notice shall also specify the number of shares which are to be redeemed; PROVIDED, HOWEVER, that no failure to give such Redemption Notice nor any defect therein shall affect the validity of the procedure for the redemption of any shares of Redeemable Preferred Stock or Redemption Securities to be redeemed except as to the holder to whom the Company has failed to give said Redemption Notice or except as to the holder whose Redemption Notice was defective. Each such Redemption Notice shall state:

               (i)    the applicable Redemption Date;

               (ii)   the applicable Redemption Price;

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               (iii)  the number of shares of, as applicable, Redeemable
     Preferred Stock or Redemption Securities, to be redeemed and, if fewer than all the shares of Redeemable Preferred Stock or Redemption Securities held by a holder are to be redeemed, the number of shares thereof to be redeemed from such holder;

               (iv) the manner and place or places at which payment for, as applicable, the shares of Redeemable Preferred Stock or Redemption Securities, to be redeemed will be made, upon presentation and surrender to the Company of the certificates evidencing the shares being redeemed;

               (v)    the then effective Conversion Price, if applicable;

               (vi) that the rights of holders to convert shares of Convertible Participating Preferred Stock being redeemed, if any, shall terminate at the close of business on the Redemption Date unless the Company defaults in the payment of the applicable Redemption Price; and

               (vii) that, in the case of a Bankruptcy Redemption, a Bankruptcy Event has occurred, or in the case of a Change of Control Redemption, a Change of Control will occur, along with a description of such Bankruptcy Event or Change of Control.

Upon mailing any such Redemption Notice, the Company shall become obligated to redeem at the applicable Redemption Price on the applicable Redemption Date all shares of Redeemable Preferred Stock therein specified; PROVIDED, HOWEVER, that in connection with any Redemption Notice pursuant to an Optional Contingent Redemption, if the holders of at least a majority of the outstanding Redemption Securities (the "MAJORITY REDEMPTION SECURITIES HOLDERS") object to the Optional Contingent Redemption Price set forth in such Redemption Notice in a writing delivered to the Company within fifteen (15) days after the delivery of such Redemption Notice by the Company, then, the Optional Contingent Redemption Price shall be determined in accordance with the provisions of Section 6(c)(vi) of the Convertible Participating Preferred Stock Certificate of Designations; PROVIDED FURTHER, that the Company shall not be obligated to effect such Optional Contingent Redemption unless the Optional Contingent Redemption Price as determined in accordance with the provisions of Section 6(c)(vi) of the Convertible Participating Preferred Stock Certificate of Designations is equal to or less than 105% of the Optional Contingent Redemption Price as set forth in the Redemption Notice issued by the Company pursuant to such Optional Contingent Redemption unless the Company elects, in its sole discretion, to consummate such Optional Contingent Redemption at such higher Optional Contingent Redemption Price; PROVIDED FURTHER, that in the event that the Company does not so elect, then the Company shall pay the reasonable out-of-pocket expenses incurred by the Majority Redemption Securities Holders in connection with the determination of the Optional Contingent Redemption Price in accordance with the provisions of
Section 6(c)(vi) of the Convertible Participating Preferred Stock Certificate of Designations. Anything to the contrary herein notwithstanding, if the Company, pursuant to this Section 5(e), is not required to consummate an Optional Contingent Redemption, the Company shall not be in default of its obligations under this Certificate of Designations with respect to such unconsummated Optional Contingent Redemption.

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          (f) PUT REDEMPTION. If at any time after the Original Issuance Date an
Event of Default occurs and the lenders under such Debt Instrument accelerate the indebtedness thereunder (a "PUT REDEMPTION EVENT"), then the Company shall immediately notify the holders of the Redeemable Preferred Stock of such occurrence in writing and the holders of the Redeemable Preferred Stock shall have the right to require the Company to redeem any or all of the shares of Redeemable Preferred Stock held by such holders, in the manner provided in
Section 5(g) hereof (a "PUT REDEMPTION"), at a price equal to the Liquidation Preference of such shares of Redeemable Preferred Stock (such amount, the "PUT REDEMPTION PRICE"). To the extent it is not legally permissible to redeem such shares on the applicable Redemption Date, the Company shall use its reasonable best efforts to redeem the outstanding shares of Redeemable Preferred Stock as promptly as practicable and shall redeem as many shares of Redeemable Preferred Stock as it may legally redeem, ratably from the holders thereof who have surrendered shares in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds legally available therefor, redeem as many shares of Redeemable Preferred Stock from such holders who have accepted the offer as it legally may until it has redeemed all of the outstanding shares of Redeemable Preferred Stock.

          (g) NOTICE OF PUT REDEMPTION. The Company shall send written notice of such Put Redemption (the "PUT REDEMPTION NOTICE") by courier as promptly as possible but in any event within two (2) Business Days following the Put Redemption Event to each holder of record of Redeemable Preferred Stock at such holder's address as the same appears on the stock register of the Company; PROVIDED, HOWEVER, that no failure to give such Put Redemption Notice to any holder or holders nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Redeemable Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give notice or has given deficient notice. The Put Redemption Notice shall state:

               (i) that a Put Redemption Event has occurred and that each holder of Redeemable Preferred Stock has the right to require the Company to redeem any or all of such holder's Redeemable Preferred Stock at the Redemption Price;

               (ii)   the applicable Redemption Date;

               (iii)  a description of the Put Redemption Event;

               (iv)   the applicable Redemption Price; and

               (v) the manner and place or places at which payment for the shares of Redeemable Preferred Stock surrendered for redemption will be made, upon presentation and surrender to the Company of the Certificates evidencing the shares being redeemed.

          (h) REDEMPTION DATES. The Company shall fix the date for a Put Redemption (the "PUT REDEMPTION DATE"), the date for a Bankruptcy Redemption (a "BANKRUPTCY REDEMPTION DATE"), the date for an Optional Contingent Redemption (an "OPTIONAL CONTINGENT REDEMPTION DATE"), the date for an Optional Redemption (an "OPTIONAL REDEMPTION DATE") or the date for an IPO Redemption (an "IPO REDEMPTION DATE"), as the case may be, no earlier than thirty (30) but not more than ninety (90) days after the Redemption Notice or the Put Redemption Notice, as the case may be, is sent as set forth in Section 6(c)(viii) of the Convertible Participating Preferred Stock Certificate of Designations, or Section 5(e) or 5(g) hereof, as the case may be; PROVIDED, HOWEVER, that in the event that the provisions of Section 6(c)(vi) hereof are applicable to any Optional Contingent Redemption, the Optional Contingent Redemption Date shall be the later of (i) the date set forth in the Redemption Notice and (ii) the date which is ten (10) Business Days after the date that the Arbiter determines the Valuation Amount. The Company shall fix the date for a Change of Control Redemption (the "CHANGE OF CONTROL REDEMPTION DATE"), such that the redemption of such shares occurs concurrently with the consummation of such Change of Control.

          (i) MECHANICS OF REDEMPTION.

               (i) The Company shall pay the Redemption Price on the Redemption Date upon surrender of the certificates representing the shares of Redeemable Preferred Stock (endorsed or assigned for transfer, if the Board shall so require and is so stated in the notice sent by the Company); PROVIDED, that if such certificates are lost, stolen or destroyed, the Board may require such holder to indemnify the Company, in a reasonable amount and in a reasonable manner, prior to paying such Redemption Price. In the event that the Company does not pay the Redemption Price in full on the applicable Redemption Date, the Company shall pay the holders of Redeemable Preferred Stock to be redeemed and for which the Redemption Price has not yet been paid (or the portion thereof not paid by the Company on the applicable Redemption Date) in an amount equal to 2% per annum, compounded daily, payable monthly in arrears in cash to each such holder notwithstanding that dividends continue to accrue on such shares of Redeemable Preferred Stock until the Redemption Price is paid therefor. In case fewer than all of the shares of Redeemable Preferred Stock represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof, except as set forth in the following sentence. The Company shall pay any documentary, stamp or similar issue or transfer tax due upon the issuance of a new certificate for any shares of Redeemable Preferred Stock not redeemed in the name of the redeeming holder, except that the Company shall not be obligated to pay any such tax due because a certificate for shares Redeemable Preferred Stock is issued in a name other than the name of the redeeming holder and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been or will be paid.

               (ii) From and after the Redemption Date, dividends on the Redeemable Preferred Stock to be redeemed on such Redemption Date will cease to accrue; said shares will no longer be deemed to be outstanding; and all rights of the holder thereof as a holder of Redeemable Preferred Stock (except the right to receive from the Company the Redemption Price) shall cease and terminate with respect to said shares; PROVIDED that in the event that a share of Redeemable Preferred Stock is not redeemed due to a default in payment by the Company or because the Company is otherwise unable to pay the Redemption Price, such share of Redeemable Preferred Stock will remain outstanding and will be entitled to all of the rights provided herein. In case fewer than all the shares of Redeemable Preferred Stock represented by any such certificate are to be redeemed, a new certificate shall be issued to and in the name of such redeeming holder representing the unredeemed shares without cost to the holder thereof. Any shares of Redeemable Preferred Stock that have been redeemed will, after such redemption, be deemed cancelled and retired and have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

               (iii) If fewer than all of the outstanding shares of Redeemable Preferred Stock are to be redeemed, the shares of Redeemable Preferred Stock to be redeemed must be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Board.

               (iv) Except (A) in connection with any action solely taken to finance a redemption (or is reasonably necessary to facilitate a redemption or is reasonably required as a result of the redemption or such other actions) of all or a portion of the Redeemable Preferred Stock pursuant to
     Section 6(b), 6(c), 6(d) or 6(f) of the Convertible Participating Preferred Stock Certificate of Designations and duly approved by all necessary corporate action or (B) pursuant to the prior vote or written consent of holders representing at least a majority of the then outstanding shares of Redeemable Preferred Stock, voting together as a separate class, the Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. The Company shall at all times in good faith take all such action as appropriate pursuant to, and assist in the carrying out of all the provisions of, this Section 5.

          Section 6. HEADINGS AND SUBDIVISIONS. The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          Section 7. SEVERABILITY. If any right, preference or limitations of the Redeemable Preferred Stock set forth in these resolutions and the Certificate of Designations filed pursuant hereto (as such Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in such Certificate of Designations, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          Section 8. MUTILATED OR MISSING CONVERTIBLE PARTICIPATING PREFERRED STOCK CERTIFICATES. If any of the Redeemable Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Redeemable Preferred Stock certificate, or in lieu of and in substitution for the Redeemable Preferred Stock certificate lost, stolen or destroyed, a new Redeemable Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Redeemable Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Redeemable Preferred Stock certificate and indemnity reasonably satisfactory to the Company in amount and form, if requested by the Company.

          Section 9. ADDITIONAL DEFINITIONS. For purposes of these resolutions, the following terms shall have the following meanings:

          (a) "ADDITIONAL CONVERTIBLE PARTICIPATING PREFERRED STOCK DIRECTOR" shall have the meaning set forth in Section 4(d) the Convertible Participating Preferred Stock Certificate of Designations.

          (b) "ADDITIONAL REDEEMABLE PREFERRED STOCK DIRECTORS" shall have the meaning set forth in Section 4(d).

          (c) "AFFILIATE" shall mean, with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with such Person or (ii) any Person directly or indirectly owning or controlling ten percent (10%) or more of any class of outstanding equity interests of such Person after giving effect to the exercise, exchange or conversion of options, warrants or other securities owned or controlled by such Person which are exercisable, exchangeable or convertible into such equity interests or (iii) any director, officer, partner, trustee, or member of such Person or any Person specified in clause (i) or (ii) above or (iv) in the case of any Person specified in clause (i), (ii) or (iii) above who is an individual, Family Members of such Person.

          (d) "ARBITER" shall have the meaning set forth in Section 6(c)(vi) of the Convertible Participating Preferred Stock Certificate of Designations.

          (e) "BANKRUPTCY EVENT" means commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the making by any of the Company and its Subsidiaries of a general assignment for the benefit of its creditors;

          (f) "BANKRUPTCY REDEMPTION" shall have the meaning set forth in
Section 5(b) hereof.

          (g) "BANKRUPTCY REDEMPTION DATE" shall have the meaning set forth in
Section 5(h) hereof.

          (h) "BENEFICIAL OWNER" or "BENEFICIALLY OWN" has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person's beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; PROVIDED, HOWEVER, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty
(60) days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any Person or (y) debt or other evidences of indebtedness, capital stock or other securities directly or indirectly convertible into or exercisable or exchangeable for such capital stock of such Person.

          (i) "BOARD" means, unless otherwise specified hereunder, the Board of Directors of the Company.

          (j) "BUSINESS DAY" means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

          (k) "CALL REDEMPTION PRICE" shall have the meaning set forth in
Section 5(b) hereof.

          (l) "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and Preferred Stock.

          (m) "CAUSE" means (i) willful malfeasance or willful misconduct by a director in connection with the performance of his duties as such, (ii) the commission by a director of (a) any felony or (b) a misdemeanor involving moral turpitude or (iii) a determination by a court of competent jurisdiction in the United States that such director, as such or in any other capacity

(whether or not relating to the Company), breached a fiduciary duty owed by him or her to another Person.

          (n) "CERTIFICATE OF INCORPORATION" shall have the meaning set forth in the Preamble.

          (o) "CHANGE OF CONTROL" means (i) any merger, consolidation or other business combination of the Company or Holdings LLC with or into any other entity, recapitalization, spin-off, distribution or any other similar transaction, whether in a single transaction or series of related transactions, where VCP and the beneficial owners of units of Holdings LLC on the Closing Date, and their respective Affiliates, collectively, cease to beneficially own at least 50% of the voting power of the voting securities of the entity surviving or resulting from such transaction (or the ultimate sole parent thereof) (such ownership being based solely on the voting securities owned by such Persons immediately prior to such event), (ii) any transaction or series of related transactions as a result of which VCP and the beneficial owners of units of Holdings LLC on the Closing Date, and their respective Affiliates, collectively, cease to beneficially own at least 50% of the voting power of the voting securities of the Company (or the ultimate sole parent thereof) or (iii) any sale, transfer, lease, assignment, conveyance, exchange, mortgage or other disposition of all or substantially all of the assets, property or business of the Company and its Subsidiaries.

          (p) "CHANGE OF CONTROL REDEMPTION" shall have the meaning set forth in
Section 5(b) hereof.

          (q) "CHANGE OF CONTROL REDEMPTION DATE" shall have the meaning set forth in Section 5(h) hereof.

          (r) "CLOSING DATE" means the date of the sale of Convertible Participating Preferred Stock pursuant to the Preferred Stock Purchase Agreement.

          (s) "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

          (t) "COMMON STOCK EQUIVALENTS" means any warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Common Stock, including shares of Convertible Participating Preferred Stock.

          (u) "COMPANY" shall have the meaning set forth in the Preamble.

          (v) "CONVERTIBLE PARTICIPATING PREFERRED STOCK" means the convertible participating preferred stock of the Company with terms as set forth in the Convertible Participating Preferred Stock Certificate of Designations.

          (w) "CONVERTIBLE PARTICIPATING PREFERRED STOCK CERTIFICATE OF DESIGNATIONS" means the certificate of designations setting forth the terms of the Convertible Participating Preferred Stock.

          (x) "CONVERTIBLE PARTICIPATING PREFERRED STOCK DIRECTOR" shall have the meaning set forth in the Convertible Participating Preferred Stock Certificate of Designations.

          (y) "CONVERSION PRICE" shall have the meaning set forth in the Convertible Participating Preferred Stock Certificate of Designations.

          (z) "CREDIT AGREEMENT" shall mean that certain Credit Agreement, dated as of February 27, 2004, among Solo Cup Company, as the Borrower, the Company, Bank of America, N.A., and the other lenders party thereto, and any amendments thereto approved in accordance with the terms of the Stockholders Agreement; PROVIDED, that for purposes of Section 4 hereof no effect shall be given to any amendments thereto or waivers of the terms thereof after the date hereof.

          (aa)   "DGCL" means the General Corporation Law of the State of
Delaware.

          (bb) "DEBT INSTRUMENT" shall mean each of the Credit Agreement, the Senior Subordinated Notes and the Senior Subordinated Notes Indenture, and any amendments thereto approved in accordance with the terms of the Stockholders Agreement; PROVIDED, that for purposes of Section 4 hereof no effect shall be given to any amendments thereto or waivers of the terms thereof after the date hereof.

          (cc) "EQUITY SECURITIES" means any and all shares of Common Stock and Common Stock Equivalents and Redeemable Preferred Stock.

          (dd) "EVENT OF DEFAULT" shall have the meaning assigned to such term in the applicable Debt Instrument.

          (ee) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (ff)   "FAIR MARKET VALUE" for any property means (except where
Section 6(c)(vi) of the Convertible Participating Preferred Stock Certificate of Designations is applicable, in which case such Section 6(c)(vi) shall govern) the fair market value thereof as determined in good faith by the Board of Directors using any appropriate valuation method, assuming an arms-length sale (and solely with respect to such determination for Equity Securities, assuming an arms-length sale of the Company and its Subsidiaries in the entirety) to an independent party, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:

               (i) for any security listed on any domestic securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the "Fair Market Value" of such security shall be the Twenty Day Average of the average closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National

     Market System as of 4:00 P.M., New York City time, on such day, or, if on any day such security is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions); or

               (ii) for any security or other property which at any time is not listed on any domestic securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the "Fair Market Value" of such security or other property shall be the fair market value thereof as determined by the Board in good faith, using any appropriate valuation method, assuming an arms-length sale to an independent party; PROVIDED, HOWEVER, that holders of a majority of the outstanding shares of Redeemable Preferred Stock may dispute such determination by the Board by delivering written notice thereof to the Board within ten (10) Business Days of receipt of written notice of the Board's determination, in which case an Arbiter shall be appointed (whose fees and expenses shall be paid by the Company) and an arbitration shall be conducted in accordance with Section 6(c)(vi) of the Convertible Participating Preferred Stock Certificate of Designations (excluding the first and penultimate sentences thereof);

     PROVIDED, that in determining the Fair Market Value of any class or series of securities, (1) such determinations shall be made without giving regard to (i) the annual management fee and the aggregate amount of annual compensation being paid to Holdings LLC and the Solo Family Members and
     (ii) the annual management fee being paid to Vestar Capital Partners, an Affiliate of VCP and (2) a sale of all of the outstanding securities will be assumed, without giving regard to the lack of liquidity of such security due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for such securities and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of such securities or securities convertible into or exchangeable for shares of such security (provided that any applicable exercise price shall have been paid or such unpaid exercise price shall reduce the Fair Market Value of such convertible securities); PROVIDED, HOWEVER, that such assumption will not include those securities, rights and warrants convertible into such security where the conversion, exchange or exercise price per share is greater than the Fair Market Value.

          (gg) "FAMILY MEMBER" means with respect to any individual (i) any member of the immediate family of such individual (which shall mean any parent, spouse, child or other lineal descendants (including by adoption), brother or sister thereof or any spouse of any of the foregoing), (ii) each trust created for the benefit of such individual or in which one or more members of such individual's immediate family has a beneficial interest and (iii) any Person who is controlled by any such immediate family member or trust (including each custodian of property for one or more such Persons).

          (hh)   "GAAP" shall have the meaning set forth in the Credit
Agreement.

          (ii) "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

          (jj) "HEREOF", "HEREIN" and "HEREUNDER" and words of similar import refer to these resolutions as a whole and not merely to any particular clause, provision, section or subsection.

          (kk) "HOLDINGS LLC" means SCC Holding Company LLC, a Delaware limited liability company.

          (ll) "JUNIOR SECURITIES" shall have the meaning assigned to such term in Section 1(b) hereof.

          (mm)   "IPO" means the initial Public Offering of Common Stock.

          (nn) "IPO REDEMPTION" shall have the meaning set forth in Section 6(d) of the Convertible Participating Preferred Stock Certificate of Designations.

          (oo)   "IPO REDEMPTION DATE" shall have the meaning set forth in
Section 5(h) hereof.

          (pp)   "IPO REDEMPTION PRICE" shall have the meaning set forth in
Section 6(d) of the Convertible Participating Preferred Stock Certificate of Designations.

          (qq) "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

          (rr) "LIQUIDATION PREFERENCE" shall have the meaning assigned to such term in Section 3(a) hereof.

          (ss)   "MANDATORY REDEMPTION DATE" shall have the meaning set forth in
Section 5(a) hereof.

          (tt) "MANDATORY REDEMPTION PRICE" shall have the meaning set forth in Section 5(a) hereof.

          (uu)   "NASDAQ" means the NASD Automated Quotation System.

          (vv) "ORIGINAL ISSUANCE DATE" means the date on which the first share of Convertible Participating Preferred Stock was issued.

          (ww)   "ORIGINAL ISSUE PRICE" shall have the meaning set forth in
Section 3(a) hereof.

          (xx) "OPTIONAL CONTINGENT REDEMPTION" shall have the meaning set forth in Section 6(c)(v) of the Convertible Participating Preferred Stock Certificate of Designations.

          (yy) "OPTIONAL CONTINGENT REDEMPTION DATE" shall have the meaning set forth in Section 5(h) hereof.

          (zz) "OPTIONAL CONTINGENT REDEMPTION PRICE" shall have the meaning set forth in Section 6(c)(i) of the Convertible Participating Preferred Stock Certificate of Designations.

          (aaa)  "OPTIONAL REDEMPTION" shall have the meaning set forth in
Section 5(c).

          (bbb)  "OPTIONAL REDEMPTION DATE" shall have the meaning set forth in
Section 5(h).

          (ccc)  "OPTIONAL REDEMPTION PRICE" shall have the meaning set forth in
Section 5(c).

          (ddd)  "PARTICIPATING DIVIDENDS" shall have the meaning set forth in
Section 2(a)(ii) of the Convertible Participating Preferred Stock Certificate of Designations.

          (eee) "PERMITTED INDEBTEDNESS" means (i) intercompany debt, (ii) indebtedness for borrowed money incurred under the Debt Instruments, (iii) indebtedness outstanding on the date hereof listed on Schedule 7.02 of the Credit Agreement, (iv) other indebtedness for borrowed money permitted by the Debt Instruments and (v) Refinancing Indebtedness.

          (fff) "PERSON" shall mean any individual, corporation, limited liability company, partnership, trust, association, trust or business trust, unincorporated organization or joint venture, Governmental Authority or other entity of any nature whatsoever.

          (ggg) "PREFERRED STOCK" shall have the meaning set forth in the Preamble.

          (hhh) "PREFERRED STOCK PURCHASE AGREEMENT" means the Preferred Stock Purchase Agreement dated as of the Closing Date, among the Company, VCP, Vestar Investment and Vestar Investment II.

          (iii) "PUBLIC OFFERING" means the sale of Equity Securities to the public pursuant to an effective registration statement filed under the Securities Act, which results in an active trading market in such Equity Securities (it being understood that such an active trading market shall be deemed to exist if, among other things, such Equity Securities are listed on a national securities exchange or on NASDAQ National Market).

          (jjj) "PUT REDEMPTION" shall have the meaning set forth in Section 5(f) hereof.

          (kkk)  "PUT REDEMPTION DATE" shall have the meaning set forth in
Section 5(h) hereof.

          (lll)  "PUT REDEMPTION EVENT" shall have the meaning set forth in
Section 5(e) hereof.

          (mmm)  "PUT REDEMPTION NOTICE" shall have the meaning set forth in
Section 5(g) hereof.

          (nnn)  "PUT REDEMPTION PRICE" shall have the meaning set forth in
Section 5(f) hereof.

          (ooo) "REDEEMABLE PREFERRED STOCK" shall have the meaning set forth in the Section 1(a) hereof.

          (ppp) "REDEEMABLE PREFERRED STOCK DIRECTOR" shall have the meaning set forth in 4(c) hereof.

          (qqq) "REDEMPTION DATE" means the Mandatory Redemption Date, the Bankruptcy Redemption Date, the Change of Control Redemption Date, the Optional Contingent Redemption Date, the Optional Redemption Date, the IPO Redemption Date or the Put Redemption Date, as the case may be.

          (rrr) "REDEMPTION NOTICE" shall have the meaning set forth in Section 5(e) hereof.

          (sss) "REDEMPTION PRICE" means the Mandatory Redemption Price, the Call Redemption Price, the Optional Contingent Redemption Price, the Optional Redemption Price, the IPO Redemption Price or the Put Redemption Price, as the case may be.

          (ttt)  "REDEMPTION SECURITIES" shall have the meaning set forth in
Section 10 of the Convertible Participating Preferred Stock Certificate of Designations.

          (uuu) "REDEMPTION SECURITIES HOLDER" shall have the meaning set forth in Section 10 of the Convertible Participating Preferred Stock Certificate of Designations.

          (vvv) "REFINANCING INDEBTEDNESS" means, as of the date of the refinancing of any indebtedness, indebtedness for borrowed money in a principal amount not in excess of the principal amount of, and accrued and unpaid interest on, existing indebtedness for borrowed money that is being refinanced thereby plus, in the case of the Credit Agreement or similar debt instruments, the aggregate amount of unused lines of credit thereunder.

          (www) "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in the Convertible Participating Preferred Stock Certificate of Designations.

          (xxx) "REGULAR DIVIDENDS" shall have the meaning set forth in Section 2(a)(i) hereof.

          (yyy) "REGULAR DIVIDEND PAYMENT DATE" shall have the meaning set forth in Section 2(b) hereof.

          (zzz) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (aaaa) "SENIOR SUBORDINATED NOTES" means the 8 1/2% unsecured subordinated notes of the Borrower (as defined in the Credit Agreement) due February 15, 2014 in an aggregate principal amount of $325,000,000 issued and sold on February 27, 2004 pursuant to the Senior Subordinated Notes Indenture, and any amendments thereto approved in accordance with the terms of the Stockholders Agreement.

          (bbbb) "SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture, dated as of February 27, 2004, by and among U.S. Bank National Association, as trustee, the Borrower (as defined in the Credit Agreement) and the Subsidiary Guarantors (as defined in the Credit Agreement), and any amendments thereto approved in accordance with the terms of the Stockholders Agreement.

          (cccc) "SOLO FAMILY MEMBER" shall have the meaning assigned to such term in the Stockholders' Agreement.

          (dddd) "STOCKHOLDER" shall have the meaning assigned such term in the Stockholders' Agreement.

          (eeee) "STOCKHOLDERS' AGREEMENT" means the Stockholders Agreement dated as of the Closing Date among the Company, Vestar Investment, Vestar Investment II, VCP, Holdings LLC, the Management Investors named therein and the other signatories thereto, as amended in accordance with its terms.

          (ffff) "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          (gggg) "SUBSTANTIALLY UNDERPERFORMS" shall have the meaning set forth in Section 10 of the Convertible Participating Preferred Stock Certificate of Designations.

          (hhhh) "TWENTY DAY AVERAGE" means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the twenty (20) Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined.

          (iiii) "VALUATION AMOUNT" shall have the meaning set forth in Section 6(c)(vi) of the Convertible Participating Preferred Stock Certificate of Designations.

          (jjjj) "VCP" means Vestar Capital Partners IV, L.P., a Delaware limited partnership.

          (kkkk) "VESTAR INVESTMENT" means Vestar Cup Investment, LLC, a Delaware limited liability company and an Affiliate of VCP.

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          (llll) "VESTAR INVESTMENT II" means Vestar Cup Investment II, LLC, a
Delaware limited liability company and an Affiliate of VCP.

                    [Rest of page intentionally left blank.]

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          IN WITNESS WHEREOF, the Company has caused this Certificate of
Designations to be executed by a duly authorized officer of the Company as of February 27, 2004.

                              SOLO CUP INVESTMENT CORPORATION


                              By:   /s/  Ronald L. Whaley
                                  ----------------------------------
                                  Name: Ronald L. Whaley
                                  Title:   President and Chief Operating Officer

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